Exhibit 10.2

EXECUTION VERSION

LOAN SALE AGREEMENT

by and between

KKR – FSK CLO 3 LLC,
as the Purchaser

and

FS KKR CAPITAL CORP.,
as the Seller

Dated as of December 18, 2025

Table of Contents

i

Table of Contents

(continued)

Page

ARTICLE VIII. MISCELLANEOUS		16

Section 8.1.	Amendments; Limited Agency	16

Section 8.2.	Waivers; Cumulative Remedies	16

Section 8.3.	Notices	16

Section 8.4.	Severability of Provisions	16

Section 8.5.	GOVERNING LAW; JURY WAIVER	16

Section 8.6.	Counterparts	17

Section 8.7.	Bankruptcy Non-Petition and Limited Recourse; Claims	17

Section 8.8.	Binding Effect; Assignability	17

Section 8.9.	Headings and Exhibits	17

Section 8.10.	Third-Party Beneficiaries	17

ii

SCHEDULES AND EXHIBITS

Schedule I	-	Sale Portfolio List

iii

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT, dated as of December 18, 2025, by and between FS KKR CAPITAL CORP., a Maryland corporation, as the seller (the “Seller”) and KKR – FSK CLO 3 LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on the Closing Date and from time to time thereafter on each applicable Cut-Off Date, the Purchaser will purchase, acquire and take from the Seller, and the Seller will sell, transfer, assign, contribute, set over and otherwise convey to the Purchaser, without recourse except as expressly provided herein, certain Collateral Obligations (or, if such acquisition is not able to be effected on the Cut-Off Date, to acquire an undivided 100% participation interest therein until such sale is effected) listed on the Sale Portfolio List, together with certain related property as more fully described as the “Assets” in that certain indenture and security agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Indenture”), by and between the Purchaser, as Issuer, and U.S. Bank Trust Company, National Association, as collateral trustee (in such capacity, the “Trustee”), all pursuant to the terms and conditions set forth herein; and

WHEREAS, the settlement of the acquisition of certain of the Collateral Obligations may occur solely for administrative convenience pursuant to and in accordance with one or more participation agreements (each, a “Master Participation Agreement”) between the Purchaser and each applicable Participation Seller, whereby the Participation Seller will from time to time (i) grant to the Purchaser an undivided participation interest in certain of the Collateral Obligations (which shall constitute “Affiliate Participation Interests” as described in the Indenture) and (ii) thereafter cause such participation interest to be elevated to an outright assignment by delivering an assignment of the related Collateral Obligation to the Purchaser such that the Purchaser becomes record owner of such Collateral Obligation.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.            General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Indenture (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Indenture. The terms “include” or “including” mean “include without limitation” or “including without limitation.” The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Indenture (as hereinafter defined); provided that, if, within such definition in the Indenture a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2.            Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

”Agreement” means this Loan Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Assignment Effective Date” has the meaning set forth in Section 2.6(b).

“Conveyed Collateral” means the Collateral Obligations (and any participations therein, including without limitation, the Affiliate Participation Interests) listed on the Sale Portfolio List and related Assets.

“Cut-Off Date” means any Business Day, including the Closing Date or, in the case of an Affiliate Participation Interest, the applicable Assignment Effective Date on which any Conveyed Collateral is acquired by the Purchaser pursuant to the terms of this Agreement.

“Elevation” means, with respect to each Affiliate Participation Interest, such Affiliate Participation Interest is elevated to an assignment.

“Excluded Amounts” means, with respect to any Conveyed Collateral: (a) any amount received by, on or with respect to such Conveyed Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on a Collateral Obligation included therein, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) any accrued and unpaid interest on any Collateral Obligation with respect to the period of time prior to and excluding the Closing Date and (d) any Equity Security related to any Collateral Obligation that the Seller determines will not be transferred by the Transferor in connection with the Sale of any related Collateral Obligation hereunder.

“Income Collections” has the meaning specified in Section 2.1(b).

“Indenture” has the meaning set forth in the Recitals.

“Master Participation Agreement” has the meaning set forth in the Recitals.

“Participation Seller” means the seller of an Affiliate Participation Interest; provided that, each such seller shall satisfy the applicable criteria set forth in the definition of “Affiliate Participation Interest” in the Indenture.

“Permitted Liens” means, with respect to any Conveyed Collateral: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Purchaser as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Purchase” means a purchase by the Purchaser of Conveyed Collateral from the Seller pursuant to Article II.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio List” means the list of Collateral Obligations that are Sold by the Transferor to the Issuer on a Cut-Off Date, as set forth on Schedule I hereto, which is incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Seller” has the meaning specified in the Preamble.

“Signature Law” has the meaning specified in Section 8.6.

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, the Seller or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Collateral Obligation, the related Underlying Instruments (if any) and/or any other related Assets from the Seller to the Purchaser under this Agreement (excluding taxes measured by net income).

“Trustee” has the meaning set forth in the Recitals.

Section 1.3.            Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4.            Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

ARTICLE II.

SALE AND PURCHASE OF THE CONVEYED COLLATERAL

Section 2.1.            Sale and Purchase of the Conveyed Collateral.

(a)            Subject to the terms and conditions of this Agreement, on the Closing Date and each other applicable Cut-Off Date thereafter (including, for the avoidance of doubt, in the case of each Affiliate Participation Interest, the applicable Assignment Effective Date), the Seller hereby sells, transfers, contributes, assigns and/or otherwise conveys (collectively, “Sell” and any such sale, transfer, contribution, assignment and/or other conveyance, a “Sale”) to the Purchaser, without recourse, and the Purchaser hereby purchases and acquires from the Seller all right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Seller to the Purchaser hereunder which obligations the Purchaser hereby assumes) in and to the Conveyed Collateral delivered by the Seller to the Purchaser for a purchase price on the applicable Cut-Off Date equal to the Purchase Price with respect thereto, as set forth in Section 2.2. Each of the Seller and the Purchaser hereby acknowledges that each Sale to the Purchaser and each Purchase from the Seller hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b)            It is understood and agreed by the parties hereto that certain of the Collateral Obligations being transferred hereunder from the Seller to the Purchaser are not expected to settle on the applicable Cut-Off Date. Therefore, in order to grant the economic benefits associated with such Collateral Obligations to the Purchaser on the applicable Cut-Off Date, (i) the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser agrees to purchase from the Seller, a 100% undivided participation interest (which shall constitute an “Affiliate Participation Interest” as described in the Indenture) in the Seller’s interest in each applicable Collateral Obligation listed on the Sale Portfolio List as may be updated from time to time, which interest shall be understood to include all the Seller’s right, title, benefit and interest in and to any interest accruing from and after the applicable Cut-Off Date, any payments, proceeds or other distributions to the extent provided in Section 2.3 (the “Income Collections”), the legal title to which is held by the Seller and (ii) the Purchaser hereby acquires the Affiliate Participation Interests and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect thereto. The parties hereby agree to treat each transfer of the Affiliate Participation Interests by the Seller to the Purchaser as a sale and purchase on all of their respective relevant books and records. For administrative convenience, any Conveyed Collateral held by any Participation Seller on the applicable Cut-Off Date may be transferred directly from such Participation Seller to the Purchaser, but such Conveyed Collateral shall be deemed to have been conveyed by the Participation Seller to the Seller, and Sold by the Seller to the Purchaser hereunder.

(c)            The Seller and the Purchaser hereby acknowledge and agree that (i) the conveyance of the Affiliate Participation Interests is being effectuated pursuant to this Agreement and each Master Participation Agreement instead of an assignment of the Seller’s legal interest in and title to each of the Affiliate Participation Interests (the transfer to the Purchaser of which will not be effective until the individual assignments of each Affiliate Participation Interest become effective) because the conditions precedent under the related Underlying Instruments to the transfer, assignment and conveyance of the Seller’s (which may be effected by direct transfer from the applicable Participation Seller to the Purchaser for administrative convenience) legal interest in and title to the Affiliate Participation Interests may not otherwise be fully satisfied as of the applicable Cut-Off Date and (ii) the conveyance of the Affiliate Participation Interests hereunder shall have the consequence that the Seller does not have an equitable interest in the Affiliate Participation Interests and the Purchaser holds 100% of the equitable interest in the Affiliate Participation Interests. The Purchaser has prepared, or will prepare on or following the applicable Cut-Off Date, to the extent applicable, individual assignments consistent with the requirements of the related Underlying Instruments and provide them to the Persons required under such Underlying Instruments, which assignments will become effective in accordance with such Underlying Instruments upon obtaining certain consents thereto or upon the passage of time or both. Upon receipt by the Seller or the Purchaser of the effective assignment of any Affiliate Participation Interest participated pursuant to this Section 2.1, the Seller, for value received, hereby Sells to the Purchaser, and the Purchaser hereby Purchases from the Seller all of the Seller’s right, title and interest in, to and under such Affiliate Participation Interest.

(d)            On the related Cut-Off Date, in connection with each Sale of any Conveyed Collateral hereunder, the Purchaser hereby directs the Seller to, and the Seller agrees that it will, Deliver or cause to be Delivered to the Custodian (with a copy to the Trustee) in accordance with the Indenture (on behalf of the Purchaser), the Underlying Instruments and other Assets related to the Collateral Obligations that are a part of such Conveyed Collateral being Sold by the Seller.

(e)            In connection with the Purchase by the Purchaser of the Conveyed Collateral as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements that such Conveyed Collateral has been purchased by the Purchaser in accordance with this Agreement.

(f)            The Seller further agrees to deliver to the Purchaser on or before the Closing Date a computer file containing a Sale Portfolio List that is true, accurate and complete in all material respects as of the Closing Date, identified by the related Obligor’s name and Principal Balance as of the related Closing Date. Such files or lists shall be the Sale Portfolio List as such schedule may be supplemented and amended from time to time, and shall be delivered to the Purchaser as confidential and proprietary.

(g)            In a series of contemporaneous transactions on the applicable Cut-Off Date, (i) each applicable Participation Seller shall, subject to the terms of the applicable credit facility, sell and/or distribute the Affiliate Participation Interests owned by such applicable Participation Seller to the Seller (in its capacity as sole member of such applicable Participation Seller), (ii) the Seller shall transfer the Conveyed Collateral listed in the Sale Portfolio List to the Purchaser and (iii) as consideration for its acquisition of the Conveyed Collateral set forth on the Sale Portfolio List from the Seller, the Purchaser shall pay the Purchase Price to the Seller. The transfers of any Affiliate Participation Interests contemplated by this clause (g) are transfers of Affiliate Participation Interests (which may settle directly from the applicable applicable Participation Seller to the Issuer for administrative convenience) that the Seller has acquired from each applicable Participation Seller .

(h)            For administrative convenience, (i) Collateral Obligations (including Affiliate Participation Interests therein) being transferred from a Participation Seller to the Seller and then from the Seller to the Purchaser may transfer and/or settle directly from the applicable Participation Seller to the Purchaser pursuant to the terms of the applicable Master Participation Agreement and (ii) any of the steps or transfers of cash or assets pursuant to this Agreement or any Master Participation Agreement may be made on a net basis (and any amounts owing by one party may be offset by amounts owed to such party, and vice versa). The parties hereto acknowledge and agree that any amount paid in cash by the Purchaser to the Participation Seller pursuant to a Master Participation Agreement on account of its purchase of a participation interest in a Conveyed Asset shall be treated for all purposes hereunder as if such amount had been paid by the Purchaser to the Seller, in partial or full satisfaction of its obligation to pay the purchase price of such Conveyed Asset.

Section 2.2.            Purchase Price. The purchase price for each Collateral Obligation Sold pursuant to this Agreement shall be equal to the value thereof as determined in good faith by the board of directors of the Seller (no less frequently than on a quarterly basis) in accordance with the Investment Company Act (but in no event less than fair market value) and relevant inputs (the “Purchase Price”).  The Purchase Price shall consist of cash paid by the Purchaser to the Seller on the applicable Cut-Off Date. To the extent that such cash so paid with respect to any Conveyed Collateral on the applicable Cut-Off Date is less than the Purchase Price, the difference shall be deemed a capital contribution from the Seller to the Purchaser, applied on the applicable Cut-Off Date. For all purposes of this Agreement, any contributed Conveyed Collateral shall be treated the same as the Conveyed Collateral that may be Sold for cash or other property.

Section 2.3.            Affiliate Participation Interests.

(a)            With respect to each Affiliate Participation Interest, the Purchaser shall acquire all rights to Income Collections, which, for the avoidance of doubt, shall not include any Excluded Amounts.

(b)            If at any time after the applicable Cut-Off Date the Seller receives any Income Collections, the Seller shall deliver such Income Collections promptly to the Purchaser. If at any time after the applicable Cut-Off Date the Seller receives any other payment (including principal, interest (to the extent relating to the period from and after the Closing Date) or any other amount) with respect to an Affiliate Participation Interest, the Seller shall deliver such payment promptly to the Purchaser, and in the case of any such payment of interest, the Seller shall provide a written notice to the Purchaser at the time of such delivery setting forth calculations and certifying as to the portion of any interest received that relates to the period from and after the applicable Cut-Off Date.

(c)            Without limiting the foregoing, the Seller agrees (and, pursuant to each Master Participation Agreement, each applicable Participation Seller has agreed) (i) until the Elevation of each Affiliate Participation Interest has been completed, to maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Affiliate Participation Interest and (ii) to remit (or cause to be remitted) to the Purchaser, promptly (but not more than three Business Days) after receipt of such payment and identification thereof, each payment received in connection with each Affiliate Participation Interest to which the Purchaser is entitled in accordance with Section 2.1 (which, for the avoidance of doubt, shall not include any Excluded Amounts). The Seller acknowledges that from and after the applicable Cut-Off Date it shall have no equitable or beneficial interest in any payment received by it with respect to any Affiliate Participation Interest (other than any accrued and unpaid interest with respect to the period of time prior to and excluding the applicable Cut-Off Date). If the Seller modifies or amends (or directs the modification or amendment of) the standing instructions delivered to the Seller’s custodian (or such other applicable custodian if not the Seller’s custodian) on the date hereof in connection with this clause (c), the Seller shall notify the Purchaser of such modification or amendment.

(d)            Subject to the terms and provisions of the applicable Affiliate Participation Interest and of applicable law, the Seller shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Affiliate Participation Interest and take such action (including the execution and delivery of any transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement)) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Affiliate Participation Interest and consistent with the terms of this Agreement. The Seller shall pay any transfer fees and other expenses payable in connection with an Elevation and the Purchaser will reimburse the Seller for half of such fees and expenses after receipt of an invoice therefor from the Seller detailing such amounts. The Purchaser shall be responsible for any expenses of administering each Affiliate Participation Interest prior to its Elevation. At Elevation, the Seller shall deliver such assignment and the credit documentation with respect to the related Affiliate Participation Interest in its possession to or as directed by the Purchaser.

(e)            If the Seller has not effected an Elevation of a Closing Date Participation Interest on or before the day that is 90 days from the Closing Date for whatever reason or if at any time prior thereto the Seller is dissolved prior to effecting an Elevation, the Seller and the Purchaser hereby agree (and, pursuant to each Master Participation Agreement to which it is a party, the Seller and each Participation Seller, as applicable, will agree) that each of the Affiliate Participation Interests shall elevate automatically and immediately to an assignment and all of the Seller’s (or, with respect to any Collateral Obligations held by a Participation Seller as of the Closing Date, such Participation Seller’s) rights, title, interests and ownership of such Affiliate Participation Interests shall vest in the Purchaser. The Seller agrees that, following any such date, the Purchaser shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Affiliate Participation Interests, and in furtherance of the foregoing, effective immediately upon such date, the Seller hereby makes, constitutes and appoints the Purchaser, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Purchaser reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Affiliate Participation Interests. In addition, the Seller, effective as of the date hereof, hereby makes, constitutes and appoints the Purchaser, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Purchaser reasonably deems appropriate or necessary to direct the Obligor or agent bank with respect to any Closing Date Participation Interest to deposit Income Collections directly into an account designated by the Purchaser. The foregoing powers of attorney are hereby declared to be irrevocable and a power coupled with an interest, and shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Seller.

Section 2.4.            Nature of the Sales.

(a)            It is the express intent of the parties hereto that the Sale of the Conveyed Collateral by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than for accounting and tax purposes) as an absolute sale by the Seller (free and clear of any lien, security interest, charge or encumbrance other than Permitted Liens) of such Conveyed Collateral. It is, further, not the intention of the parties that such Sale be deemed a pledge of any such Conveyed Collateral by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, any such Conveyed Collateral is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the Sale of any such Conveyed Collateral provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Conveyed Collateral and all amounts payable to the holders of the Conveyed Collateral in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Conveyed Collateral together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) of such Conveyed Collateral and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. Each of the Seller and the Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in any Conveyed Collateral, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(b)            It is the intention of each of the parties hereto that any Conveyed Collateral Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(c)            The Purchaser agrees to treat, and shall cause the Seller to treat, for all purposes (other than for accounting and tax purposes), the transactions effected by this Agreement as sales of assets to the Purchaser.

Section 2.5.            [Reserved].

Section 2.6.            Delivery of Documents.

(a)            The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of any related Underlying Instruments may reflect that (i) the Seller or one or more affiliates or subsidiaries of the Seller (or any third party from whom the Seller or each such affiliate or subsidiary, as applicable, may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Purchaser or (ii) the Purchaser is acquiring such Collateral Obligation at the closing of such Collateral Obligation. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the Collateral Obligations (including participations therein) by the Seller to the Purchaser in accordance with the terms of each applicable Master Participation Agreement and this Agreement, respectively.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1.            Conditions Precedent to Effectiveness. This Agreement shall be effective upon the receipt by the Purchaser of a copy of this Agreement duly executed by each of the parties hereto.

Section 3.2.            Conditions Precedent to Purchase. The Purchase to take place on the applicable Cut-Off Date shall be subject to the satisfaction of the conditions precedent that the Purchaser shall have received a duly completed Sale Portfolio List, which is true, accurate and complete in all material respects as of the applicable Cut-Off Date, which Sale Portfolio List is made part of, and incorporated by reference in, this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.            Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Conveyed Collateral Purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or the Class A-1 Credit Agreement or acquiring any Debt. As of the applicable Cut-Off Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a)            Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Conveyed Collateral and to Sell such Conveyed Collateral to the Purchaser hereunder.

(b)            Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals as required in each jurisdiction in which the failure to be so qualified or obtain such license or approval, as applicable, is likely to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement, (b) carry out the terms of this Agreement and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the sale and assignment of an ownership interest in the Conveyed Collateral on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.

(d)            Valid Conveyance; Binding Obligations. This Agreement will be duly executed and delivered by the Seller, and this Agreement, other than for accounting and tax purposes, shall effect valid Sales of the Conveyed Collateral, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement shall constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)            No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of any Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s organizational documentation or any, contractual obligation of the Seller, (ii) result in the creation or imposition of any lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law in any material respect.

(f)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, if adversely determined, would in the reasonable judgment of the Seller be expected to have a material adverse effect on the transactions contemplated by this Agreement or the other Transaction Documents to which the Seller is a party.

(g)            All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement and each other Transaction Document to which the Seller is a party have been obtained.

(h)            State of Organization, Etc. The Seller has not changed its name since its incorporation. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding any Conveyed Collateral (other than those delivered to the Custodian)) is at the address of the Seller set forth on the signature pages hereto. The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

(i)            Solvency. The Seller is not the subject of any bankruptcy proceedings. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.

(j)            Compliance with Laws. The Seller has complied in all respects with all applicable law to which it may be subject.

(k)            Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(l)            No Liens, Etc. The Conveyed Collateral to be acquired by the Purchaser hereunder is owned by the Seller free and clear of any lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Conveyed Collateral, free and clear of any lien, security interest, charge or encumbrance (subject only to Permitted Liens).

(m)            Information True and Correct. All information heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is accurate, true and correct and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Collateral Obligation, such information need only be accurate, true and correct to the knowledge of the Seller.

(n)            Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Conveyed Collateral to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(o)            Value Given. The Seller has received reasonably equivalent value from the Purchaser in exchange for the Sale of such Collateral Obligations and participation interests therein Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 4.2.            Representations and Warranties of the Seller Relating to the Agreement and the Conveyed Collateral. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Conveyed Collateral Purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or the Class A-1 Credit Agreement or acquiring any Debt. As of the applicable Cut-Off Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a)            Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all Conveyed Collateral, free and clear of any lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in the Conveyed Collateral to the Purchaser which upon the delivery of the applicable Underlying Instruments to the Purchaser (or to the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) and the filing of the financing statements shall be a first priority perfected security interest in such Conveyed Collateral, subject only to Permitted Liens.

(b)            Eligibility of Conveyed Collateral. (i) The Sale Portfolio List is an accurate and complete listing of all the Conveyed Collateral transferred to the Purchaser as of the applicable Cut-Off Date and the information contained therein with respect to the identity of the obligors on the related Collateral Obligations and the Principal Balance thereof is true and correct as of the applicable Cut-Off Date and (ii) with respect to the Conveyed Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any governmental authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in such Conveyed Collateral to the Purchaser have been (or, in the case of an Affiliate Participation Interest, will be as of the Assignment Effective Date) duly obtained, effected or given and are in full force and effect.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of any Conveyed Collateral to the Purchaser, (y) the grant of a first priority perfected security interest in, to and under the Conveyed Collateral pursuant to the Indenture by the Purchaser and (z) the termination of this Agreement and the Indenture. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Purchaser (in the case the Seller makes such discovery) and the Trustee immediately upon obtaining knowledge of such breach.

Section 4.3.            Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Conveyed Collateral to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Indenture. As of the applicable Cut-Off Date (unless a specific date is specified below), the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns that:

(a)            Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware or such other jurisdiction as permitted under the terms of the Transaction Documents, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own each Sale Portfolio.

(b)            Due Qualification. The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the Purchase of the Conveyed Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d)            All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement have been obtained.

(e)            Binding Obligation. This Agreement and each other Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as enforceability may be limited by the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(f)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Purchaser’s certificate of formation, limited liability company agreement or any contractual obligation of the Purchaser, (ii) result in the creation or imposition of any lien (other than Permitted Liens) upon any of the Purchaser’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law.

(g)            Value Given. The Purchaser has given reasonably equivalent value to the Seller in exchange for the Sale of such Conveyed Collateral. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(h)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Purchaser is a party or (iii) seeking any determination or ruling that, which if determined adversely to the Purchaser would be expected to have a material adverse effect on the performance by the Purchaser under the Transaction Documents to which it is a party on the transactions contemplated by this Agreement or the other Transaction Documents to which the Purchaser is a party.

(i)            Sale Agreement. This Agreement and the loan assignments required pursuant to the Underlying Instruments are the only agreements or arrangements pursuant to which the Purchaser Purchases the Conveyed Collateral Sold to it by the Seller.

(j)            Compliance with Law. The Purchaser has complied in all respects with all applicable law to which it may be subject.

ARTICLE V.

COVENANTS OF THE PURCHASER

Section 5.1.            Covenants of Purchaser Regarding Affiliate Transactions. At any time after the Closing Date, the Purchaser may sell certain Assets to the Seller or any affiliate thereof to the extent permitted pursuant to Article XII of the Indenture.

Section 5.2.            Separateness. Each of the Seller and the Purchaser will take, and will cause its subsidiaries to take, all reasonable steps to maintain the Purchaser’s identity as a separate legal entity from the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller (i) will not hold itself out, nor permit its subsidiaries to hold themselves out, to third parties as liable for the debts of the Purchaser nor purport to own any of the assets Granted by the Purchaser to the Trustee under the Indenture and (ii) will take and will cause its subsidiaries to take all other actions necessary to ensure that the facts and assumptions regarding it set forth in the opinion issued by Dechert LLP, dated the date hereof, relating to certain bankruptcy issues remain true and correct in all material respects at all times. Further, the Seller shall not take any action, or conduct its affairs in a manner, that is likely to result in the separate existence of the Purchaser being ignored or in its assets and liabilities being substantively consolidated with the Seller or any Affiliate thereof in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Seller shall not take any actions that would cause the Purchaser to fail comply with the terms of Section 7.4(b) of the Indenture.

ARTICLE VI.

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE CONVEYED COLLATERAL

Section 6.1.            Rights of the Purchaser. The Seller hereby authorizes the Purchaser, the Portfolio Manager and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Portfolio Manager and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Conveyed Collateral and to enforce or protect the Purchaser’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Income Collections and enforcing such Conveyed Collateral.

ARTICLE VII.

OPTION TO REPURCHASE AND SUBSTITUTE CONVEYED COLLATERAL

Section 7.1.            Seller’s Optional Right to Repurchase Conveyed Collateral. The Seller shall have the right, but not the obligation, to substitute or repurchase from the Purchaser certain Collateral Obligations as provided in Section 12.5 of the Indenture subject to the Repurchase and Substitution Limit and the other applicable provisions set forth in Section 12.5 of the Indenture.

Section 7.2.            Reassignment of Substituted or Repurchased Collateral Obligations. Upon (a) receipt by the Trustee for deposit in the applicable Collection Account of amounts required to be paid by the Seller in the case of any repurchased Collateral Obligation pursuant to Section 12.5 of the Indenture or (b) upon the Cut-Off Date related to a Substitute Collateral Obligation delivered by the Seller to the Purchaser in accordance herewith and with the applicable provisions of the Indenture, the Purchaser hereby assigns to the Seller all of the Purchaser’s right, title and interest in the Collateral Obligation being repurchased or substituted (together with the Collateral and any other Assets related thereto) without recourse, representation or warranty and the Purchaser will cause the Trustee to release the Lien of the Indenture with respect thereto. Such reassigned Collateral Obligation (together with the Collateral and any other Assets related thereto) shall no longer thereafter be deemed a part of the Collateral or of the Assets and shall be deemed released from the security interests created by this Agreement and by the Indenture. The Seller may amend and modify the Sale Portfolio List in connection with any such repurchase or substitution by providing an updated copy thereof to the Purchaser and to the Trustee. To the extent any repurchase price exceeds the fair market value (as determined by the Seller) of the related Collateral Obligation, such excess shall be deemed a capital contribution by the Seller to the Purchaser.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1.            Amendments; Limited Agency. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller.

Section 8.2.            Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 8.3.            Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 8.4.            Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5.            GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 8.6.            Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts (including by facsimile transmission, exchange of signed electronic files or other written form of written or electronic transmission), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm, or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Certificates when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8.7.            Bankruptcy Non-Petition and Limited Recourse; Claims. Each of the parties hereto hereby agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the other party hereto, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. It agrees that it is subject to the Bankruptcy Subordination Agreement set forth in the Indenture, which is incorporated herein by reference, mutatis mutandis. In addition, neither party hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns.

Section 8.8.            Binding Effect; Assignability.

(a)            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)            The Trustee and the other Secured Parties shall be express third-party beneficiaries of this Agreement.

Section 8.9.            Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.10.            Third-Party Beneficiaries. The parties hereto hereby manifest their intent that, except as otherwise expressly provided herein, no third party (other than the Trustee, for the benefit of the Secured Parties) shall be deemed a third-party beneficiary to this Agreement, and specifically that the Obligors and issuers of Collateral Obligations are not third-party beneficiaries to this Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KKR – FSK CLO 3 LLC, as the Purchaser

By: FS KKR Capital Corp., its Designated Manager

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

KKR – FSK CLO 3 LLC

3025 JFK Blvd, Suite #500.

Philadelphia, PA 19104

Attention: William Goebel

KKR – FSK CLO 3 LLC

Loan Sale Agreement

FS KKR CAPITAL CORP., as the Seller

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

FS KKR Capital Corp.

3025 JFK Blvd., Suite #500

Philadelphia, PA 19104

Attention: William Goebel

KKR – FSK CLO 3 LLC

Loan Sale Agreement

SCHEDULE I

SALE PORTFOLIO LIST

(See Attached)

Sch. I-1